COOPERS             COOPERS & LYBRAND L.L.P.           One Post Office Square
 & LYBRAND                                             Boston, MA  02109
                    a professional services firm       telephone (617) 478-5000
                                                       facsimile (617) 478-5900

                                                       One International Place
                                                       Boston, MA  02110
                                                       telephone (617) 478-5000
                                                       facsimile (617) 478-3900






June 25, 1998






Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Designs, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.